American Honda Finance Corporation
Servicer's Certificate - Honda Auto Lease Trust 1999-A
Distribution Date of March 15, 2002 for the Collection Period of February 1, 2002 through February 28, 2002

Pool Data - Original Deal Parameters
Aggregate Net Investment Value (ANIV)		3,300,158,606.28

Servicer Advance		-
Servicer Payahead		7,383,934.30
Number of Contracts		172,598
Weighted Average Lease Rate (Discounted)		9.05%
Weighted Average Lease Rate		6.29%
Weighted Average Remaining Term		30.48
Servicing Fee Percentage (annual)		1.00%

Pool Data - Current Month
Aggregate Net Investment Value		809,297,290.02
Number of Current Contracts		59,179
Weighted Average Lease Rate (Discounted)		9.04%
Weighted Average Lease Rate		6.52%
Weighted Average Remaining Term		3.74

Reserve Fund:
Initial Deposit Amount		115,274,540.12
Specified Reserve Fund Percentage (if Tests i, ii and iii are satisfied)		5.50%
Specified Reserve Fund Amount (if Tests i, ii and iii are satisfied)		181,145,705.90
Specified Reserve Fund Percentage (if Tests i, ii or iii are not satisfied)		6.50%
Specified Reserve Fund Amount (if Tests i, ii or iii are not satisfied)		214,081,288.79

Beginning Balance		180,243,239.05
Net Investment Income Retained		-
Deposit Amount		-
Withdrawal Amount		-
Excess Reserve Amount Released		-
Ending Balance		180,243,239.05
Specified Reserve Fund Balance		181,145,705.90
Net Investment Income		235,811.59
Cumulative Withdrawal Amount		11,455,831.97

Credit Losses :	Vehicle Count	Amount
Contracts Charged-off During the Collection Period	137
Discounted Principal Balance		1,871,307.00
Net Liquidation Proceeds for the Collection Period		(1,238,721.86)
Recoveries - Previously Charged-off Contracts		478,534.47
Aggregate Credit Losses for the Collection Period		154,050.67

Repossessions for the Collection Period		62
Cumulative Credit Losses for all Periods		12,218,094.58

Ratio of Net Credit Losses to the Average ANIV Balance
for Each Collection Period:
Second Preceding Collection Period		0.32%
First Preceding Collection Period		0.45%
Current Collection Period		0.21%
Test (i) (Charge-off Rate Test)
Three Month Average		0.33%
Charge-off Rate Test (Test satisfied if <= 1.5%)		Test Satisfied

						Discounted
Delinquent Contracts:			Percent	Accounts	Percent	Principal Balance
31-60 Days Delinquent			1.47%	867	1.40%	11,356,474.40
61-90 Days Delinquent			0.34%	202	0.33%	2,671,478.23
Over 90 Days Delinquent			0.22%	130	0.21%	1,737,186.02
Total Delinquencies				1,199		15,765,138.65

Ratio of Number of Contracts Delinquent More than 60 days to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period						0.55%
First Preceding Collection Period						0.63%
Current Collection Period						0.56%

Test (ii) (Delinquency Rate Test)
Three Month Average						0.58%
Delinquency Rate Test (Test satisfied if <= 1.5%)						Test Satisfied

Residual Value (Gain) Loss:				Vehicles
Matured Lease Vehicle Inventory Sold				6446		89,010,338.08
Net Liquidation Proceeds						(85,231,888.46)
Net Residual Value (Gain) Loss						3,778,449.62
Cumulative Residual Value (Gain) Loss all periods						50,590,957.78

				Average		Average
Matured Vehicles Sold for	Number	Scheduled	Sale	Net Liquidation		Residual
Each Collection Period:	Sold	Maturities	Ratio	Proceeds		Value
Second Preceding Collection Period	3756	4184	89.77%	11,314.19		14,570.48
First Preceding Collection Period	5641	5348	100%	12,279.08		14,065.48
Current Collection Period	6446	6150	100%	13,222.45		13,808.62
Three Month Average				12,271.91		14,148.19
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value						86.74%

				Current Period
Test (iii) (Residual Value Test)				Amount/Ratio		Test Met?
a) Number of Vehicles Sold > 45% of Scheduled Maturities and >= 500 Scheduled Maturities				100%		No
b) 3 Month Average Matured Leased Vehicle Proceeds < 75% of Average Residual Values				86.74%		Yes
Residual Value Test (Test satisfied if tests a or b = Yes)						Test Satisfied

Servicer's Fee Due:						Amount
Prior Cumulative Servicer's Fee Shortfall						-
Servicer's Fee Due This Collection Period						807,288.23
Servicer's Fee Paid						693,992.47
Current Cumulative Servicer's Fee Shortfall						113,295.76

Advances and Payaheads :						Amount
Advances
Prior Outstanding Servicer Advances						987,736.43
Net Advance/(Recovery) This Period						260,099.77
Nonrecoverable Prior Advances						(380,793.25)
Current Outstanding Servicer Advances						867,042.95
Payahead Account
Prior Outstanding Payahead Balance						3,459,731.48
Net Allocation/(Collections) of Advanced Payments This Period						832,998.30
Current Outstanding Payahead Balance						2,626,733.18

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Collections:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	4,502,534.02	4,493,528.95	-	-	-	-	-
Interest Related To Prepayments in Full	-	-	-	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-	-	-	-
Interest Related to Reallocation Payments	147,056.31	146,762.20	-	-	-	-	-
Excess Liquidation Proceeds	-	-	-	-	-	-	-
Recoveries	478,534.47	477,577.40	-	-	-	-	-
Available Interest	5,128,124.80	5,117,868.55	-	-	-	-	-
Principal
Scheduled Principal Collections	11,984,697.73	11,960,728.33	-	-	-	-	-
Prepayments In Full	10,009,159.05	9,989,140.73	-	-	-	-	-
Full Term and Over Term Payoffs	32,534,684.77	32,469,615.40	-	-	-	-	-
Reallocation Payment	14,038,104.30	14,010,028.09	-	-	-	-	-
Net Liquidation Proceeds	86,470,610.32	86,297,669.10	-	-	-	-	-
Available Principal	155,037,256.17	154,727,181.66	-	-	-	-	-
Withdrawal from Reserve Fund	-	-
Total of Sources for Distribution	160,165,380.97

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Distributions:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest
Transferor Interest	8,868.26	-	-	-	-	-	-
Capped Trustee Fees	-	-	-	-	-	-	-
Class A Interest	3,792,444.85	3,792,444.85	-	-	-	-	3,792,444.85
Class A Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class B Interest	310,571.79	310,571.79	-	-	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-	-	-	-
Class C Interest	322,247.42	322,247.42	-	-	-	-	-
Class C Interest Carryover Shortfalls	-	-	-	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-	-	-	-
Other Capped Trustee Fees	-	-	-	-	-	-	-
Servicer's Fee	693,992.47	692,604.49	-	-	-	-	-
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-	-	-	-
Reserve Fund Deposit	-	-	-	-	-	-	-
Certificate Interest	-	-	-	-	-	-	-
Certificate Interest Carryover Shortfall	-	-	-	-	-	-	-
Excess Interest to Transferor	-	-	-	-	-	-	-
Total Distributions of Interest	5,128,124.80	5,117,868.55	-	-	-	-	3,792,444.85

Principal
Transferor Principal	310,074.51	-	-	-	-	-	-
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-	-	-	-
Principal Distribution to A-5, B and C Notes	154,727,181.66	154,727,181.66	-	-	-	-	132,976,395.74
Principal Distribution to Certificates	0.00	0.00	-	-	-	-	-
Class A Covered Loss Amount	-	-	-	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-	-	-	-
Total Distributions of Principal	155,037,256.17	154,727,181.66	-	-	-	-	132,976,395.74

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	3,349,689.56	-	-	-	-	-
Current Period Increase (Decrease)	-	998,731.13	-	-	-	-	-
Ending Balance	-	4,348,420.69	-	-	-	-	-
Note/Certificate Principal Loss Amount	-	-	-	-	-	-	-
Beginning Balance	41,522,584.37	41,386,317.21	-	-	-	-	-
Current Period Increase (Decrease)	4,649,789.62	4,640,184.01	-	-	-	-	-
Ending Balance	46,172,373.99	46,026,501.22	-	-	-	-	-

		Securities	Class A1	Class A2	Class A3	Class A4	Class A5
Total Distributions to Noteholders and Certificateholders:	Total	Balance (99.8%)	Balance	Balance	Balance	Balance	Balance
Interest Distributions	5,128,124.80	5,117,868.55	-	-	-	-	3,792,444.85
Principal Distributions	155,037,256.17	154,727,181.66	-	-	-	-	132,976,395.74
Total Distributions	160,165,380.97	159,845,050.21	-	-	-	-	136,768,840.59

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	3,300,158,606.28	-	-	-	-	-	-
Initial Note/Certificate Balance	-	3,293,558,289.00	380,000,000.00	360,000,000.00	400,000,000.00	1,000,000,000.00	807,000,000.00
Percent of ANIV	-	99.80%	11.51%	10.91%	12.12%	30.30%	24.45%
Class Allocation Percentage	-	-	12.89%	12.22%	13.57%	33.93%	27.38%
Note/Certificate Factor	-	-	1.00	1.00	1.00	1.00	1.00
Note/Certificate Rate	-	0.00%	5.445%	5.875%	6.100%	6.450%	6.650%
Servicer Advance	-
Servicer Payahead	7,383,934.30
Number of Contracts	172,598
Weighted Average Lease Rate	6.29%
Weighted Average Lease Rate (Discounted)	9.05%
Weighted Average Remaining Term	30.48
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)	968,745,877.24
Note/Certificate Balance		966,779,690.76	-	-	-	-	684,350,949.91
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	70.64%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor	-		-	-	-	-	0.85
Servicer Advance	987,736.43
Servicer Payahead	3,459,731.48
Number of Contracts	70,030.00
Weighted Average Lease Rate	6.47%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	4.07
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			31	31	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)	809,297,290.02
Note/Certificate Balance		807,650,296.41	-	-	-	-	551,374,554.17
Percent of ANIV		99.80%	0.00%	0.00%	0.00%	0.00%	68.13%
Class Allocation Percentage			0.00%	0.00%	0.00%	0.00%	100.00%
Note/Certificate Factor			-	-	-	-	0.68
Servicer Advance	867,042.95
Servicer Payahead	2,626,733.18
Number of Contracts	59,179
Weighted Average Lease Rate	6.52%
Weighted Average Lease Rate (Discounted)	9.04%
Weighted Average Remaining Term	3.74
Servicing Fee Percentage	1.00%
Number of Days in the Accrual Period			28	28	30	30	30

	Class B	Class C	Certificate	Transferor Interest
Collections:	Balance	Balance	Balance	Balance
Interest
Scheduled Interest Collections	-	-	-	9,005.07
Interest Related To Prepayments in Full	-	-	-	-
Interest Related To Full Term and Over Term Payoffs	-	-	-	-
Interest Related to Reallocation Payments	-	-	-	294.11
Excess Liquidation Proceeds	-	-	-	-
Recoveries	-	-	-	957.07
Available Interest	-	-	-	10,256.25
Principal
Scheduled Principal Collections	-	-	-	23,969.40
Prepayments In Full	-	-	-	20,018.32
Full Term and Over Term Payoffs	-	-	-	65,069.37
Reallocation Payment	-	-	-	28,076.21
Net Liquidation Proceeds	-	-	-	172,941.22
Available Principal	-	-	-	310,074.51
Withdrawal from Reserve Fund
Total of Sources for Distribution

	Class B	Class C	Certificate	Transferor Interest
Distributions:	Balance	Balance	Balance	Balance
Interest
Transferor Interest	-	-	-	8,868.26
Capped Trustee Fees	-	-	-	-
Class A Interest	-	-	-	-
Class A Interest Carryover Shortfalls	-	-	-	-
Class B Interest	310,571.79	-	-	-
Class B Interest Carryover Shortfalls	-	-	-	-
Class C Interest	-	322,247.42	-	-
Class C Interest Carryover Shortfalls	-	-	-	-
Capped Contingent and Excess Liability Premiums	-	-	-	-
Capped Origination Trust Administrative Expenses	-	-	-	-
Other Capped Trustee Fees	-	-	-	-
Servicer's Fee	-	-	-	1,387.98
Unpaid Servicer's Fees Related to Prior Collection Periods	-	-	-	-
Reserve Fund Deposit	-	-	-	-
Certificate Interest	-	-	-	-
Certificate Interest Carryover Shortfall	-	-	-	-
Excess Interest to Transferor	-	-	-	-
Total Distributions of Interest	310,571.79	322,247.42	-	10,256.25

Principal
Transferor Principal	-	-	-	310,074.51
Principal Distribution to A-1, A-2, A-3 and A-4 Notes	-	-	-	-
Principal Distribution to A-5, B and C Notes	10,875,392.96	10,875,392.96	-	-
Principal Distribution to Certificates	-	-	0.00	-
Class A Covered Loss Amount	-	-	-	-
Class A Note Principal Loss Amount/Class A Note Principal Carryover Shortfall	-	-	-	-
Class B Covered and Uncovered Loss Amount	-	-	-	-
Class C Covered and Uncovered Loss Amount	-	-	-	-
Class B Note Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Principal Loss Carryover Shortfall	-	-	-	-
Class B Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Class C Note Interest on Principal Loss Carryover Shortfall	-	-	-	-
Certificate Principal Loss Amount/Certificate Principal Carryover Shortfall	-	-	-	-
Uncapped Administrative Expenses (paid to the Trustees)	-	-	-	-
Total Distributions of Principal	10,875,392.96	10,875,392.96	0.00	310,074.51

Note/Certificate Interest Carryover Shortfalls
Beginning Balance	-	-	3,349,689.56
Current Period Increase (Decrease)	-	-	998,731.13
Ending Balance	-	-	4,348,420.69
Note/Certificate Principal Loss Amount
Beginning Balance	-	-	41,386,317.21	136,267.16
Current Period Increase (Decrease)	-	-	4,640,184.01	9,605.61
Ending Balance	-	-	46,026,501.22	145,872.77

	Class B	Class C	Certificate	Transferor Interest
Total Distributions to Noteholders and Certificateholders:	Balance	Balance	Balance	Balance
Interest Distributions	310,571.79	322,247.42	-	10,256.25
Principal Distributions	10,875,392.96	10,875,392.96	0.00	310,074.51
Total Distributions	11,185,964.75	11,197,640.38	0.00	320,330.76

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Initial Note/Certificate Balance	66,000,000.00	66,000,000.00	214,558,289.00	6,600,317.28
Percent of ANIV	2.00%	2.00%	6.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	1.00	1.00	1.00
Note/Certificate Rate	6.650%	6.900%	6.900%
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage

Pool Data Prior Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	56,043,030.37	56,043,030.37	170,342,680.11	1,966,186.48
Percent of ANIV	5.79%	5.79%	17.58%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%
Note/Certificate Factor	0.85	0.85	0.79
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

Pool Data Current Month
Aggregate Net Investment Value (ANIV)
Note/Certificate Balance	45,167,637.41	45,167,637.41	165,940,467.42	1,646,993.61
Percent of ANIV	5.58%	5.58%	20.50%	0.20%
Class Allocation Percentage	100.00%	100.00%	100.00%	0.00%
Note/Certificate Factor	0.68	0.68	0.77
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Lease Rate (Discounted)
Weighted Average Remaining Term
Servicing Fee Percentage
Number of Days in the Accrual Period	30	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

By:
/s/ John Weisickle
John Weisickle, Vice President

Last Updated on 03/18/2002
By American Honda Finance Company